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                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Board of Directors and Share Owners Of
       Kimball International, Inc.:

We have reviewed the condensed consolidated statement of financial condition of Kimball International, Inc. (an Indiana Corporation) and subsidiaries as of December 31, 1994, and the related condensed consolidated statements of income for the three-month and six-month periods ended December 31, 1994 and 1993, and the consolidated statement of cash flows for the six-month periods ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated statement of financial condition as of June 30, 1994, and the related consolidated statements of income, cash flows, and share owners' equity for the year then ended (not presented separately herein), and in our report dated August 3, 1994, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statement of financial condition as of June 30, 1994, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.





                                                   Arthur Andersen LLP
                                                   ARTHUR ANDERSEN LLP

Chicago, Illinois,
January 16, 1995







                                                     Part II - Exhibit (99)